EXHIBIT 10.7

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”), signed as of December 4, 2012, is made by and among Domain Russia Investments Limited, a limited company organized under the laws of England and Wales with registration number 7899075, having its registered office at The Broadgate Tower, Third Floor, 20 Primrose Street, City of London, EC2A 2RS, United Kingdom (“DRI”), Marinus Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, USA, and having its place of business at 21 Business Park Drive, Branford, Connecticut 06405, USA (“Marinus” or “Company”), and NovaMedica LLC, a limited liability company organized under the laws of the Russian Federation with an address of 10113, bldg. 38, Sokolnichesky Val Street, Moscow, Russian Federation (“NovaMedica” and, together with DRI and Marinus, the “Parties”, and each of NovaMedica, Marinus, and DRI, a “Party”).

WITNESSETH:

WHEREAS, Marinus and DRI entered into that certain Technology Transfer Agreement on December 4, 2012 (the “TTA”).

WHEREAS, DRI has agreed to assign the TTA in full, including all rights and obligations thereunder, to NovaMedica, and NovaMedica has agreed to accept such assignment of rights and agrees to assume such obligations.

WHEREAS, the assignments and assumptions effected by this Agreement are consistent with the terms of the TTA, and Marinus has consented to these assignments and assumptions.

WHEREAS, DRI and NovaMedica intend that the assignment of Intellectual Property Rights under the TTA to NovaMedica be effected as a contribution to the charter capital and to the additional paid-in capital of NovaMedica, in accordance with the terms of the Investment Agreement dated February 15, 2012 (the “Investment Agreement”) among Domain Associates, L.L.C., RUSNANO OJSC, RusnanoMedInvest LLC (“RMI”), DRI, and NovaMedica and the Assignment and Contribution Agreement dated December 4, 2012 among RMI, DRI,  NovaMedica and Marinus.  Towards that end, NovaMedica is engaging a licensed appraiser (the “Appraiser”) to perform an appraisal of the value of the Assigned IP and the Licensed IP (as such terms are defined in the TTA) to be contributed to NovaMedica, in accordance with Article III, Section 2.1(c)-(f) of the Investment Agreement.

WHEREAS, in accordance with the terms and provisions of the TTA, DRI shall cause to be filed with the Eurasian Patent Office (“EAPO”) a registration of the Assigned IP assigned pursuant to the TTA, as further specified herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

SECTION 1.  Assignment and Assumption. DRI hereby assigns, transfers, and conveys to NovaMedica all of DRI’s rights and obligations (including all license, sublicense, and assignment rights) under the TTA, and NovaMedica accepts and assumes from DRI such assignment, transfer, and conveyance; provided however that rights with respect to EA Patent Application № EA201270241 (the “Second EA Patent Application”) shall be addressed pursuant to a separate Assignment and Contribution Agreement amongst the Parties (the “ACA”).  NovaMedica shall be deemed a party to the TTA substituted in the place of DRI, and NovaMedica shall become, and shall have all the rights and obligations of “Transferee” (as defined in the TTA) thereunder and at the same time also retain and have all the obligations of the entity separately identified in the TTA as those of “NovaMedica”.  NovaMedica shall benefit from all of the rights of, and shall be bound by and perform all of the obligations, representations, and warranties of, Transferee under the TTA as if NovaMedica were originally named in place of DRI in the TTA. NovaMedica hereby assumes and agrees to pay, perform, fulfill, and discharge, within the time such payment is due, and in such a manner as may be required by the TTA, and to indemnify and hold harmless DRI against, all liabilities and obligations under the TTA of DRI, NovaMedica, and Transferee, except such liabilities and obligations specified in Section 3(a) of this Agreement. This Agreement shall not relieve DRI of any currently outstanding or accrued obligations under the TTA directly applicable to DRI, if any, and the indemnification obligation pursuant to this sentence shall not apply to any such outstanding or accrued obligations. Marinus and DRI acknowledge that DRI has paid Marinus the up-front fee of $100,000 as set forth in Section 6.1 of the TTA. For the avoidance of doubt, as of the Effective Date, NovaMedica shall automatically and immediately become the “Transferee” and a “Party” to the TTA and at the same time also retains all the rights and has all the obligations of the entity separately identified in the TTA as “NovaMedica.” Marinus and NovaMedica shall have the right to amend and/or terminate the TTA without DRI’s consent.  Neither NovaMedica nor DRI shall be liable to Marinus for any direct or indirect action, inaction, or omission of the other, or for breach of a representation, warranty, covenant, or other obligation of the other, under the TTA or this Agreement.

SECTION 2.  Acknowledgement of the TTA.  The Parties agree that, except as explicitly stated herein, all of the terms and conditions of the TTA, remain unchanged and in full force and effect throughout the term of the TTA.

SECTION 3.  Certain Obligations of DRI under the TTA.

(a)                                 For the avoidance of doubt, the assignment of all rights and obligations under the TTA to NovaMedica by DRI shall not release DRI from any obligation or liability which, at the time of such assignment, has already accrued to DRI or which is attributable to a period prior to such assignment.

(b)                                 Marinus has previously assigned to DRI EA Patent Application EA200801468, and such assignment has been recorded with the EAPO (the “EA Patent Application”).  The EAPO has issued notice of a formal decision to allow a patent (an “EA Patent”) under the EA Patent Application, and the Parties have received a true and complete copy of such notice. The Parties anticipate that such EA Patent will be formally issued in the next sixty (60) calendar days from the date of this Agreement.  DRI shall assign EA Patent to NovaMedica pursuant to Section 4 below.

(c)                                  Marinus currently owns the Second EA Patent Application.  The Second EA Patent Application shall be registered in the name of NovaMedica pursuant to the ACA.

SECTION 4.  Registration of Assignment by DRI.

(a)                                 DRI hereby grants, assigns, and transfers to NovaMedica, and NovaMedica hereby accepts DRI’s right to receive the EA Patent and to be properly registered with the EAPO as the assignee and owner of the EA Patent.  For the clarity, the assignment of the EA Patent to NovaMedica shall be immediately effective on the date of issuance of the EA Patent by the EAPO.  For the EA Patent, DRI shall take all actions required of it to ensure that the registration of such assignment to NovaMedica is registered, recorded, and noticed with EAPO, and that all other actions required under applicable Law are taken to ensure that any such assignment and registration of assignment is fully effective and enforceable.

(b)                                 Within twenty (20) calendar days after issuance to DRI of the EA Patent, as evidenced by publication of a notice of registration by the EAPO or by issuance of a certificate or official correspondence providing such official notice, DRI shall (subject to the provision by NovaMedica of the necessary documents and assistance as may be reasonably required and subject to Marinus providing such information and assistance as may be required in accordance with Section 2.2 of the TTA) file with the EAPO an application for the registration of the assignment of such EA Patent to NovaMedica and shall undertake all measures to ensure that the assignment is registered within the statutory sixty (60) calendar days or such other term that is provided by the applicable regulation (“EA Patent Registration”).  Until the date of EA Patent Registration, DRI shall be fully responsible for prosecution and maintenance of the EA Patent Application.

(c)                                  DRI and NovaMedica shall provide each other with all information and assistance as may be required to complete any EA Patent Registration as soon as practicable but in no event later than seven (7) calendar days from the date of the request for further information and/or assistance. DRI and NovaMedica shall execute such documents as are reasonable and necessary to effect registration of assignment of the EA Patent.  DRI and NovaMedica will work together to make such amendments (if required by the EAPO) to the EA Patent Registration, as the case may be, and resubmit the EA Patent Registration at such time as the EAPO is expected to accept the submission of such application.  DRI and NovaMedica shall each bear its own expenses for all such actions.

(d)                                 In the event that DRI fails to complete the EA Patent Registration within the time frames set forth above (including any extension thereof occasioned by resubmission of an application for the EA Patent Registration), then DRI shall be deemed to have irrevocably granted to NovaMedica the power of attorney to file the EA Patent Registration application for the EA Patent with the EAPO, and to execute and file such documents and papers as necessary with respect thereto and to do all other lawfully permitted acts as may be reasonably necessary to complete the EA Patent Registration with the EAPO, in each case in the name and on behalf of DRI as DRI’s agent and attorney-in-fact or otherwise.

(e)                                  DRI shall comply with its obligations under Chapter III, Sections 3.6 and 3.7 of the Investment Agreement.  This Section 4 is not intended to alter or restrict DRI’s rights or obligations under the foregoing provisions of the Investment Agreement.

(f)                                   DRI’s breach of any of its respective obligations herein or its respective obligations under Chapter III, Section 3.6 and 3.7 of the Investment Agreement will cause irreparable damage to NovaMedica which cannot adequately be remedied in an action at law and in the event of such a breach, NovaMedica shall be entitled to seek equitable relief in the nature of specific performance as well as other remedies available at law.

SECTION 5.  Representations and Warranties of NovaMedica to Marinus and DRI.

NovaMedica hereby represents, and warrants to Marinus and DRI that, as of the date hereof:

(a)                                 NovaMedica is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b)                                 NovaMedica has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and the TTA, except for receiving of NovaMedica’s corporate approval, which corporate approval shall be obtained as soon as practicable;

(c)                                  each of this Agreement and the TTA (once assumed by NovaMedica) and is a legal and valid obligation of NovaMedica, binding upon NovaMedica, and enforceable against NovaMedica in accordance with the terms of this Agreement;

(d)                                 the execution, delivery, and performance of this Agreement by NovaMedica and the performance by NovaMedica of its obligations as the Transferee under this Agreement or the TTA does not conflict with, breach, or create in any Third Party the right to accelerate, terminate, or modify any agreement or instrument to which NovaMedica is a party or by which NovaMedica is bound, and, to NovaMedica’s knowledge, does not violate any Law of any Governmental Body having authority over NovaMedica;

(e)                                  to NovaMedica’s knowledge, no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by NovaMedica or the consummation by NovaMedica of the transactions contemplated hereby or under the TTA; and

(f)                                   NovaMedica has all right, power, and authority to enter into and to perform its obligations under this Agreement and the TTA.

SECTION 6.  Representations and Warranties of DRI to NovaMedica and Marinus.

DRI hereby represents, warrants and covenants to NovaMedica and Marinus that, as of the date hereof:

(a)                                 DRI is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b)                                 DRI has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)                                  this Agreement is a legal and valid obligation of DRI, binding upon DRI, and enforceable against DRI in accordance with the terms of this Agreement;

(d)                                 the execution, delivery, and performance of this Agreement by DRI, and the performance by DRI of its obligations under this Agreement, does not conflict with, breach, or create in any Third Party the right to accelerate, terminate, or modify any agreement or instrument to which DRI is a party or by which DRI is bound, and, to DRI’s knowledge, does not violate any Law of any Governmental Body having authority over DRI;

(e)                                  to DRI’s knowledge, no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by DRI or the consummation by DRI of the transactions contemplated hereby; and

(f)                                   DRI has all right, power, and authority to enter into and to perform its obligations under this Agreement.

SECTION 7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, irrespective of the choice of laws principles thereof.  If any provision of this Agreement is unenforceable at law, the remainder shall remain in effect.  No person that is not a Party to this Agreement shall have any rights or obligations pursuant to this Agreement, unless otherwise provided in this Agreement.  No amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by each of the Parties.  The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument This Agreement is not transferable or assignable, and neither DRI nor NovaMedica shall have the power or right to assign any of its rights or obligations hereunder, whether by operation of law or otherwise.  DRI and NovaMedica each agrees to execute any additional documents and take any other actions necessary or appropriate to carry out the intents and purposes of this Agreement.  DRI shall promptly provide NovaMedica all documents and correspondence received from or provided to the EAPO, Marinus, or any Third Party that relate to any EA Patent or Transferred EA Patent Application, the TTA, or this Agreement. Any dispute, controversy or claim arising out of, relating to or in connection with, this Agreement, including any dispute regarding its validity or termination or the performance or breach of this Agreement, as well as any non-contractual obligation arising out of or in connection with it, shall be finally settled by arbitration under the Rules of the London Court of International Arbitration (the “LCIA”) then in effect, except as they may be modified by agreement of the Parties.  The place of arbitration will be London, England. The language of the arbitration will be English. All capitalized terms shall have the same meaning as set forth in the TTA, unless otherwise stated.

This Agreement shall enter into full force and effect from the date of NovaMedica’s Board of Directors approval (the “Effective Date”).

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above on behalf of the Parties by their duly authorized representatives.

DOMAIN RUSSIA INVESTMENTS LIMITED

Signature:	/s/ Tatiana Saribekian

Name:	Tatiana Saribekian

Title:	CEO

MARINUS PHARMACEUTICALS, INC.

Signature:	/s/ Christopher M. Cashman

Name:	Christopher M. Cashman

Title:	CEO

NOVAMEDICA LLC

Signature:	/s/ Vladimir Gurdus

Name:	Vladimir Gurdus

Title:	General Director, CEO of LLC “D-Pharma”, Managing Company